Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wallbox N.V.

Barcelona, Spain

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated April 29, 2022, relating to the consolidated financial statements of the Company which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Bedrijfsrevisoren BV

BDO Bedrijfsrevisoren BV

Zaventem, Belgium

April 29, 2022